UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 23, 2004

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

1800 Green Hills Road
Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 430-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01 – Changes in Registrant’s Certifying Accountant.

On August 23, 2004, Ernst & Young LLP (“E&Y”), previously engaged as the principal accountant to audit the financial statements of Rainmaker Systems, Inc. (the “Company”), informed the Company that it was resigning effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004. The audit reports issued by E&Y for the past two fiscal years did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the Company’s two most recent fiscal years and in the subsequent interim period, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused it to make reference to the subject matter of the disagreements in connection with its report.

During the Company’s two most recent fiscal years and from January 1, 2004 through August 23, 2004, there were no “reportable events” as such term is used in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided E&Y with a copy of the foregoing disclosures and requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether E&Y agrees with the above statements. E&Y furnished such a letter, dated August 27, 2004, a copy of which is attached hereto as Exhibit 16.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
16	Letter from Ernst & Young LLP to Securities and Exchange Commission, dated August 27, 2004.

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SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

August 27, 2004 Date		/s/ Martin Hernandez
(Signature)

	By:	Martin Hernandez
	Title:	President

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EXHIBIT INDEX

Exhibit No.	Description
16	Letter from Ernst & Young LLP to Securities and Exchange Commission, dated August 27, 2004.